Exhibit 99(a)

For release: 7:30 a.m. ET, Aug. 8, 2005	Media contact: Claudia Baucus
(248) 813-2942

Investor contact: Brian Eichenlaub
(248) 813-2495
DELPHI REPORTS SECOND QUARTER RESULTS
     TROY, Mich. — Delphi Corp. (NYSE: DPH) today reported Q2 2005 revenues of $7.0 billion and a GAAP net loss of $338 million or a loss of $0.60 per share, compared to Q2 2004 GAAP net income of $143 million or earnings of $0.25 per share. Non-GM revenues were $3.6 billion, representing 51 percent of total revenues.
     “Despite significant U.S. financial challenges, we continue to experience growth and profitability in our international operations,” said Robert S. “Steve” Miller, Delphi’s chairman and CEO. “While we are pleased with our regional performance, it is apparent that we must immediately address the U.S. legacy issues. We are engaging our major unions in discussions to seek modifications required to implement our restructuring plan, as well as with GM to seek related financial support. As we announced on Aug. 5, we drew $1.5 billion under our revolving credit facility to make additional cash readily available to finance our operations to the extent required during our restructuring discussions with our unions and GM. If these discussions do not lead to the implementation of a plan that addresses our existing legacy liabilities and the resulting high cost of U.S. operations, we will consider other strategic alternatives, including chapter 11 reorganization for our U.S. businesses, to preserve the value of the company and complete our transformation plan.”
Q2 2005 Financial Results
•	Revenue of $7.0 billion, down from $7.5 billion in Q2 2004.

•	Non-GM revenue for the quarter was $3.6 billion, up 6 percent from $3.4 billion in Q2 2004 (up 3 percent, excluding the effects of foreign exchange rates), representing 51 percent of Q2 revenues. Non-GM growth was more than offset by an 18 percent decline in GM revenues.

•	GAAP net loss of $338 million or a loss of $0.60 per share, which includes $49 million in restructuring-related charges, compared to Q2 2004 net income of $143 million or earnings of $0.25 per share.
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•	GAAP cash flow used in operations was $305 million, including $625 million in pension contributions during the quarter, compared to GAAP cash flow from operations of $549 million in Q2 2004. For the first half of 2005, GAAP cash flow from operations was $224 million.

•	Capital expenditures were $319 million, including approximately $101 million paid to purchase certain previously leased facilities.
     “While Delphi continues to be impacted by U.S. legacy cost issues, we are still driving our non-GM sales for long-term growth and diversification,” said John Sheehan, Delphi’s acting CFO. “With Delphi Medical Systems, we announced several actions that will strengthen our position in the medical components field, including booking more than $200 million in new business this year for respiratory care devices.”
Restructuring Update
     In Q2 2005, Delphi made additional progress on restructuring activities announced in December 2004 to reduce its global workforce by 8,500 positions. During the quarter, Delphi reduced its global workforce by approximately 2,100 positions, bringing total 2005 reductions to approximately 3,600.
     “Attrition in the U.S. has been challenging in this low-volume environment – principally with flow-back opportunities – and although we are still tracking to the reduction of 8,500 positions, we may see a different mix between U.S. and international reductions than we originally anticipated,” said Sheehan.
     In other restructuring-related activities, on July 1, 2005, Delphi completed the sale of its battery product line to Johnson Controls Inc. for $202.5 million, which included the sale of facilities in France, Mexico and Brazil. In addition to the sale of the battery operations in Q3 2005, Delphi ceased manufacturing at the Lansing Cockpit Assembly plant in Lansing, Mich. during the second quarter 2005.
Q3 2005 Outlook
     Sheehan said Delphi expects continued lower North American production levels in Q3 2005. At these low volume levels, revenue is expected to range between $6.1 billion and $6.3 billion, and margins will be lower as compared to the first half of the year, due to the high U.S. legacy fixed-cost structure. The company expects GAAP cash flow from operations to be negative in the third quarter of 2005.
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Additional Information
     Additional information concerning Delphi’s Q2 2005 results is available through the Investor Relations page of Delphi’s website at www.delphi.com, and in Delphi’s second quarter Form 10-Q, scheduled to be filed with the Securities and Exchange Commission later today. Our filing on Form 10-Q will also note that the date of Delphi’s annual shareholder meeting has been changed from Oct. 12, 2005, to Dec. 7, 2005, in Wilmington, Del. A briefing concerning second quarter results for news media representatives, institutional investors and security analysts will be held at 11:00 a.m. ET today. For the general public, the briefing will be simultaneously webcast from the Investor Relations page at www.delphi.com.
     For more information about Delphi, visit www.delphi.com.
FORWARD LOOKING STATEMENT
All statements contained or incorporated in this press release which address operating performance, events or developments that we expect or anticipate may occur in the future (including statements relating to future production, sales, margins, cash flow, and earnings expectations, our ability to address our U.S. legacy liabilities and resulting high cost structure in the U.S., the extent to which the payment terms to our suppliers and other creditors continue to be reasonably consistent with payment terms under our existing contracts, discussions with our unions and GM, consideration of strategic initiatives and alternatives, our workforce reduction, savings expected as a result of our global product line and employee initiatives, portfolio restructuring plans, volume growth, awarded sales contracts and earnings per share expectations and statements expressing general optimism about future operating results, and regarding the impact of the ongoing investigations by the Securities and Exchange Commission (“SEC”) and Department of Justice on us) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. Important factors, risks and uncertainties which may cause actual results to differ from those expressed in our forward-looking statements are set forth in detail in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2004. In particular, these factors, risks and uncertainties include the achievement of projected levels of production, revenue, earnings, margins, cash flow and debt levels will depend on our ability to execute our restructuring plans in a manner which satisfactorily addresses any resultant antitrust and labor issues and customer concerns, any contingent liabilities related to divestitures or integration costs associated with acquisitions, our U.S. legacy liabilities and resulting high cost structure in the U.S., and other matters; the success of our efforts to diversify our customer base and still maintain existing GM business; the continued protection and exploitation of our intellectual property to develop new products and enter new markets; and our ability to capture expected benefits of our cost reduction initiatives so as to maintain flexibility to respond to adverse and cyclical changes in general economic conditions and in the automotive industry in each market in which we operate, including customer cost reduction initiatives, potential increases in warranty and raw material costs, funding requirements and pension contributions, health care costs, disruptions in the labor, commodities or transportation markets caused by terrorism, war or labor unrests or other factors, other changes in the political and regulatory environments where we do business; and other factors, risks and uncertainties discussed in our filings with the SEC. Delphi does not intend or assume any obligation to update any of these forward-looking statements.
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